EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                     Contact: Tammy Nystuen
                                                  Select Comfort Corporation
                                                  (763) 551-7496
                                                  tammy.nystuen@selectcomfort.com

SELECT COMFORT COMMENTS ON
2005 THIRD QUARTER BUSINESS TRENDS

MINNEAPOLIS - (Sept. 13, 2005) - Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the Sleep Number® bed, today provided an update on its business trends for third quarter 2005. A digital replay of the update can be accessed after 3:00 p.m. Central Time on Sept. 13 through 5:00 p.m. Central Time on Sept. 23 by calling
888-286-8010 (International callers may dial 617-801-6888), or through the Investor Relations section of the company’s website at www.selectcomfort.com. The passcode for the replay is 62738498. A transcript of the recording may also be accessed through the Investor Relations section of the company’s website at www.selectcomfort.com.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its more than 375 retail stores located nationwide; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.
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(1)	Top 25 Bedding Retailers, Furniture Today, May 23, 2005